Exhibit 10.1
Anjac Fashion Buildings
850 S. Broadway, Penthouse Floor
Los Angeles, CA  90014
Tel (213) 626-5321 – Fax (213) 622-1936

Amendment #3
Lease Extension

Bar-Code World Inc.
Patrick Emmanuel Bertagna
117 W. 9th Street
Rooms 1213-1218 & 1219
Los Angeles, California 90015

That certain Lease Agreement dated December 7, 2004, subsequent Month to Month Rent Increase Notice dated May 16, 2007, subsequent Lease Amendment #1 dated December 27, 2007 and subsequent Lease Amendment  #2 dated September 8, 2008 by and between Bar-Code World Inc. & Patrick Emmanuel Bertagna as Lessee and Anjac Fashion Buildings as Lessor for the Premises more particularly described as 117 W. 9th Street, Rooms 1213-1218 & 1219, Los Angeles, California is hereby amended as follows:

1.	The Lease for Rooms 1213-1218 & 1219 shall be renewed on a one (1) year basis commencing February 1, 2010 and expiring January 31, 2011. The monthly rate shall be as follows:

Room	Sq. Ft.	Period	Monthly Rent	Security Deposit on Account	Additional Security Deposit Required
1213-1218 (existing)	828	2/01/10-1/31/11	$700.00	$725.00	$-
1219 (existing)	157	2/01/10-1/31/11	$290.00	$450.00	$-
Total	985		$990.00	$1,175.00	$-

In no way will this Amendment change any of the other covenants and restrictions as described in said-mentioned Lease

BAR-CODE WORLD INC & PATRICK EMMANUEL BERTAGNA (LESSEE)

By:	Dated: ______________________
Patrick Emmanuel Bertagna, President

By:	Dated: ______________________
Patrick Emmanuel Bertagna, Individually

ANJAC FASHION BUILDINGS (LESSOR)

By:	Dated: ______________________
Steve Needleman